UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CEDAR FAIR, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY – SUBJECT TO COMPLETION, DATED DECEMBER 1, 2010

One Cedar Point Drive

Sandusky, Ohio 44870-5259

[•], 2010

Dear Fellow Unitholder:

A special meeting of unitholders (the “Special Meeting”) of Cedar Fair, L.P. (the “Company”) will be held on [•] at a.m. (Eastern Standard Time) at [•]. The Special Meeting is being called by resolution of the board of directors (the “Board of Directors” or the “Board”) of Cedar Fair Management, Inc., the general partner of the Company (the “General Partner”), as a result of the delivery to the Company by Q Funding III, L.P. and Q4 Funding, L.P. (together with Geoffrey Raynor, “Q Investments”), of a written request to call a Special Meeting of the Company.

The purpose of the Special Meeting is to consider the proposals described in Q Investments’ preliminary proxy solicitation statement, dated November 3, 2010. The proposals are more fully addressed in the Company’s notice and proxy solicitation statement accompanying this letter. We encourage you to read the Company’s materials carefully, and then vote the enclosed WHITE proxy card.

The Q Investments proposals seek to amend our limited partnership agreement to require (i) the implementation of a policy providing that the Chairman of the Board of Directors be an independent director who has not previously served as an officer of the General Partner or its affiliates and (ii) increased distributions to unitholders to be the primary priority of the Company.

The Board of Directors opposes each of the Q Investments proposals to be voted upon at the Special Meeting. The Board of Directors is deeply committed to the Company, its unitholders and the creation and enhancement of unitholder value. In the Board’s opinion, the adoption of the Q Investments proposals is not in the best interests of all unitholders of the Company. For the reasons described in the attached proxy statement, the Board of Directors is soliciting proxies against the Q Investments proposals. We urge you to join the Board of Directors in opposing the Q Investments proposals.

AS MORE FULLY DESCRIBED WITHIN THE ATTACHED PROXY STATEMENT, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE PROPOSALS ON THE ENCLOSED WHITE PROXY CARD TODAY.

Enclosed are a notice of matters to be voted on at the Special Meeting, our proxy statement and a WHITE proxy card. The accompanying proxy statement provides you with detailed information about the Special Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about the Company from documents we have filed with the United States Securities and Exchange Commission.

Your vote is important regardless of the number of units that you own. The Board of Directors urges you to sign, date and deliver the enclosed WHITE proxy, as promptly as possible, in the enclosed postage-paid reply envelope, or submit your proxy by telephone or the Internet. Instructions regarding Internet and telephone voting are included on the WHITE proxy card (or, if applicable, in your electronic delivery notice). If you have any questions or need assistance in voting your units, please contact our proxy solicitor, Morrow & Co., LLC, toll-free at (800) 206-5879.

I can assure you that your Board of Directors and management will continue to act in the best interest of all of the Company’s unitholders. Thank you in advance for your cooperation and continued support.

Sincerely,

CEDAR FAIR MANAGEMENT, INC.

Richard L. Kinzel

Chairman, President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The proxy statement is dated [•] and is first being mailed to unitholders on or about [•].

One Cedar Point Drive

Sandusky, Ohio 44870-5259

NOTICE OF SPECIAL MEETING OF LIMITED PARTNER UNITHOLDERS

TO BE HELD ON [•], 2010

This notice and the accompanying proxy statement are being furnished to the unitholders of Cedar Fair, L.P., a Delaware limited partnership (the “Company”), in connection with the upcoming special meeting of unitholders (the “Special Meeting”) and the related solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Cedar Fair Management, Inc., the general partner of the Company (the “General Partner”), from holders of outstanding units of the Company for use at the Special Meeting and at any adjournment or postponement thereof. In this notice and the accompanying proxy statement, all references to “we,” “our” and “us” refer to the Company, except as otherwise provided.

The purpose of the Special Meeting is to consider the proposals described by Q Funding III, L.P. and Q4 Funding, L.P. (together with Geoffrey Raynor, “Q Investments”) in its preliminary proxy solicitation statement, dated November 3, 2010.

NOTICE IS HEREBY GIVEN that a Special Meeting of the Company will be held on [•] at [•] a.m. (Eastern Standard Time) at [•]. All unitholders of record on December 9, 2010 are invited to attend the Special Meeting. The Special Meeting is called for the following purposes:

1.

To consider and vote upon a proposal from Q Investments to amend the Company’s Fifth Amended and Restated Agreement of Limited Partnership (“Partnership Agreement”) to require the implementation of a policy providing that the Chairman of the Board of Directors of the General Partner be an independent director who has not previously served as an officer of the General Partner or its affiliates (“Proposal 1”). The Board of Directors recommends a vote AGAINST this proposal.

2.

To consider and vote upon a proposal from Q Investments to amend the Partnership Agreement to require the General Partner to make dividend distribution a higher priority than debt repayment and to take every action possible, including seeking necessary amendments to loan agreements, indentures and other documentation, to implement such distribution with the goal of returning to close to historical distribution levels based upon earnings (“Proposal 2”, and together with Proposal 1, the “Q Investments Proposals”). The Board of Directors recommends a vote AGAINST this proposal.

3.	To consider and vote upon such other business as may be properly presented at the meeting or any adjournment or adjournments thereof.

Only limited partners that held units as of the close of business on December 9, 2010, are entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements of the Special Meeting.

The proposed amendments to the Partnership Agreement contemplated by the Q Investments Proposals must be approved by both the General Partner and the holders of a majority of the outstanding units of the Company. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed WHITE proxy or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your units will be represented at the Special Meeting if you are unable to attend. If you fail to return your

WHITE proxy card or fail to submit your proxy by telephone or the Internet, your units will not be counted for purposes of determining whether a quorum is present at the meeting and will have the same effect as a vote against each of the Q Investments Proposals. If you are a unitholder of record, voting in person at the meeting will revoke any proxy previously submitted. If your units are held in “street name,” which means your units are held of record by a broker, bank or other nominee, you should follow the voting instructions provided by your broker, bank or other nominee.

Please note that Q Investments has provided notice that they intend to submit the Q Investments Proposals and solicit proxies for use at the Special Meeting to vote in favor of the Q Investments Proposals. We do not believe this is in your best interest. You may receive proxy solicitation materials from Q Investments, including an opposition proxy statement and proxy card. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” EACH OF THE Q INVESTMENTS PROPOSALS AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY Q INVESTMENTS. Even if you have previously signed a green proxy card sent by Q Investments, you have the right to change your vote by telephone or by Internet by following the instructions on the WHITE proxy card or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. We urge you to disregard any proxy card sent to you by Q Investments.

Attendance at the Special Meeting is limited to unitholders. To gain admittance, you must present valid photo identification, such as a driver’s license or passport. If you hold units in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Special Meeting, you will need to bring an account statement or other acceptable evidence of ownership of the units as of the close of business on December 9, 2010, the record date, and valid photo identification. If you are the representative of a corporate or institutional unitholder, you must present valid photo identification along with proof that you are the representative of such unitholder. In addition, if you would like to attend the Special Meeting and vote in person, in order to vote, you must contact the person in whose name your units are registered, obtain a proxy from that person and bring it to the Special Meeting. The use of cell phones, PDAs, pagers, recording and photographic equipment, camera phones and/or computers is not permitted in the meeting rooms at the Special Meeting.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF UNITS YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY NOTIFYING OUR SECRETARY IN WRITING OF THE REVOCATION, BY DELIVERY OF A LATER-DATED PROXY, BY USING THE TOLL-FREE TELEPHONE NUMBER OR INTERNET WEBSITE ADDRESS OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

If you have any questions about this proxy or require assistance in voting your units on the WHITE proxy card, or need additional copies of the Company’s proxy materials, please contact: Morrow & Co., LLC, at (203) 658-9400 or toll free at (800) 206-5879.

CEDAR FAIR MANAGEMENT, INC.
Richard L. Kinzel Chairman, President and Chief Executive Officer

Sandusky, Ohio

[•], 2010

ABOUT THE SPECIAL MEETING

General

We are sending you this proxy statement as part of a solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Cedar Fair Management, Inc. (the “General Partner”) for use at the upcoming special meeting of unitholders of Cedar Fair, L.P. (the “Company”) and at any adjournment or postponement thereof (the “Special Meeting”). We anticipate that this proxy solicitation statement and the accompanying WHITE proxy card will first be mailed to the unitholders of the Company on or about [•], 2010.

Time and Place

The Special Meeting will be held at [•], on [•], at [•] a.m. (Eastern Standard Time). All unitholders of record on December 9, 2010 are invited to attend the Special Meeting.

Matters to be Considered

At the Special Meeting, the limited partners will be asked to consider and vote upon the proposals set forth by Q Funding III, L.P. and Q4 Funding, L.P. (together with Geoffrey Raynor, “Q Investments”) in its preliminary proxy solicitation statement, dated November 3, 2010. At the Special Meeting, the limited partners will be asked to:

•

consider and vote upon a proposal from Q Investments to amend the Company’s Fifth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) to require the implementation of a policy providing that the Chairman of the Board of Directors of the General Partner be an independent director who has not previously served as an officer of the General Partner or its affiliates (“Proposal 1”);

•

consider and vote upon a proposal from Q Investments to amend the Partnership Agreement to require the General Partner to make dividend distribution a higher priority than debt repayment and to take every action possible, including seeking necessary amendments to loan agreements, indentures and other documentation, to implement such distribution with the goal of returning to close to historical distribution levels based upon earnings (“Proposal 2”, and together with Proposal 1, the “Q Investments Proposals”); and

•	consider and vote upon such other business as may be properly presented at the meeting or any adjournment or adjournments thereof.

The primary purpose of your Board’s proxy solicitation is to seek your vote AGAINST the Q Investments Proposals.

The Board of Directors recommends that you vote AGAINST Proposal 1 for, among other things, the following reasons:

•

The Board believes that it should have flexibility in determining who is the most capable of filling the roles of Chairman, CEO or other senior management positions based on all relevant factors, including, among other things, the views of our unitholders and the business climate in which the Company is operating.

•	The Board does not believe that it is prudent to limit its flexibility with a set policy on whether or not the role of Chairman and CEO should be separate or combined.

•

The Board has determined that currently the most effective leadership structure for our Company is for Mr. Kinzel to continue to serve as both Chairman and CEO through the term of Mr. Kinzel’s current employment agreement, which expires on January 2, 2012.

The Board of Directors recommends that you vote AGAINST Proposal 2 for, among other things, the following reasons:

•

The Board believes that it should have flexibility in determining the terms of the indebtedness and the declaration and payment of distributions based on all relevant factors, including, among other things, the views of our unitholders, the liquidity of the Company, the ability of the Company to generate future earnings and cash flow, the business climate in which the Company is operating and the financing terms available in the marketplace at the time the Company needs financing or refinancing.

•

The Board does not believe that it is prudent to limit its flexibility with a set policy that puts a short term-only focus on the utilization of the Company’s capital without regard to changing circumstances.

•

The Board continues to be committed to our strategy, which includes providing a responsible, sustainable and growing distribution to our unitholders, and to the long term health of the Company, including a strong balance sheet and reduced debt.

The Board is not aware of any other matters to be presented other than those described in this proxy statement.

Important Notice Regarding Availability of Proxy Materials For the Unitholders Meeting to be held [•], 2010

The proxy solicitation statement and our annual report on Form 10-K are available free of charge at www.cedarfair.com.

Record Date; Voting Right; Quorum; Vote Required

The Board of Directors has fixed the close of business on December 9, 2010, as the record date for unitholders entitled to notice of and to vote at the Special Meeting. Only holders of record of units on the record date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of record of units of the Company as of the record date is entitled to cast one vote per unit on each of the proposals.

The presence in person or by proxy of holders of a majority of the issued and outstanding units entitled to vote at the Special Meeting will constitute a quorum for the transaction of any business. In case a quorum is not present, the vote of the holders of a majority of the units present at the Special Meeting in person or represented by proxy may adjourn the Special Meeting (without notice other than an announcement at the time of the adjournment of the date, time and place of the adjourned meeting) to another date, but no other business may be transacted at the Special Meeting. The proposed amendments to the Partnership Agreement contemplated by the Q Investments Proposals must be approved by both the General Partner and the holders of a majority of the outstanding units of the Company. Unitholders should note that, even if approved by the majority of the units present in person or by proxy and entitled to vote at the Special Meeting, each of the Q Investments Proposals will not be effective or binding upon the Company unless also approved by the General Partner. Unitholders should also note that the Board of Directors strongly believes that the Q Investments Proposals are not in the best interests of all of the unitholders. Abstentions will be counted for purposes of establishing a quorum at the Special Meeting, will be counted as votes cast and will have the effect of a vote against a proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as votes cast and will have the effect of a vote against each of the Q Investments Proposals.

As of December 9, 2010, there were approximately [•] units outstanding and entitled to vote at the Special Meeting, held by approximately [•] holders of record. As of December 9, 2010, the Board of Directors and executive officers of the General Partner and their affiliates beneficially owned [•] units (which includes [•] vested options), or approximately [•]% of the total units outstanding on that date. See “Security Ownership of Certain Beneficial Owners and Management.”

Attendance and Voting Process

Only unitholders of record or their duly authorized proxies have the right to attend the Special Meeting. To gain admittance, you must present valid photo identification, such as a driver’s license or passport. If you hold units in “street name” (that is, through a bank, broker or other nominee) please bring to the Special Meeting an account statement or other acceptable evidence of ownership of the units as of the close of business on December 9, 2010, the record date, and valid photo identification. If you are the representative of a corporate or institutional unitholder, you must present valid photo identification along with proof that you are the representative of such unitholder. Please note that cell phones, PDAs, pagers, recording and photographic equipment, camera phones and/or computers will not be permitted at the Special Meeting.

You may vote in person at the Special Meeting or through a proxy. However, even if you plan to attend the Special Meeting in person, the Board urges you to submit your vote as soon as possible by mail, telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow unitholders to appoint a proxy to vote their units and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are included on the WHITE proxy card. All of the Company’s units represented by proxies properly received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated in the proxies.

If you hold units indirectly in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of units held in “street name” and these proxy materials are being forwarded to you by your bank, broker or nominee. If your units are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your units voted. If you do not instruct your broker to vote your units, it has the same effect as a vote against each of the Q Investments Proposals. As the beneficial owner, you have the right to direct your broker how to vote. Under the rules of the New York Stock Exchange, brokers who hold units in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters such as the matters being voted upon at the Special Meeting. As a result, absent specific instructions from the beneficial owner of such units, brokers are not empowered to vote those units, referred to generally as “broker non-votes.” These “broker non-votes” will be counted as present for purposes of determining a quorum and will be treated as units present at the Special Meeting in person or by proxy. “Broker non-votes” will have the same effect as a vote against each of the Q Investments Proposals. If your units are held in “street name,” your broker or other nominee may have procedures that will permit you to vote by telephone or electronically through the Internet.

Any proxy given on the accompanying form through the Internet or telephone may be revoked by the person giving it at any time before it is voted. Proxies may be revoked, or the votes reflected in the proxy changed, by delivering to the Corporate Secretary a written notice of revocation at One Cedar Point Drive, Sandusky, Ohio 44870, by submitting a properly executed later-dated proxy to our Corporate Secretary at One Cedar Point Drive, Sandusky, Ohio 44870, before the vote is taken at the Special Meeting or attending the Special Meeting and voting in person. If your units are voted through your broker or other nominee, you must follow directions received from your broker or other nominee to change your voting instructions.

Solicitation of Proxies

This proxy solicitation by the Company is being made and paid for by the Company on behalf of the Board of Directors. In addition, we have retained Morrow & Co., LLC to assist in the solicitation. We will pay Morrow & Co., LLC a fee of approximately $150,000 plus reimbursement for its related out-of-pocket expenses. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone or facsimile. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation materials to the beneficial owners of the Company’s units that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. The Company will not pay or reimburse the costs incurred by Q Investments in its solicitation of proxies for use at the Special Meeting.

Questions and Additional Information

If you have more questions about the proposals or if you would like additional copies of this document you should call or write:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Please call: (203) 658-9400 or

Call toll free at: (800) 206-5879

QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

The following questions and answers are intended to address briefly some commonly asked questions regarding this proxy solicitation and the special meeting. These questions may not address all questions that may be important to you as a unitholder. Please refer to the more detailed information contained elsewhere in this proxy statement, which you should read carefully.

Q: Who is making this solicitation?

A: Your Board of Directors.

Q: When and where is the Special Meeting?

A: The special meeting of unitholders (the “Special Meeting”) will be held on [•] at [•] a.m. (Eastern Standard Time) at [•].

Q: What is the Company asking you to do?

A: You are being asked to send the WHITE proxy card and revoke any proxy (that is reflected on the green proxy card) that you may have delivered in favor of the proposals by Q Investments. We are asking you to vote as follows with respect to the proposals described in Q Investment’s proxy solicitation statement.

•

Proposal 1: With respect to Q Investment’s proposal to amend the Company’s Fifth Amended and Restated Agreement of Limited Partnership (“Partnership Agreement”) to require the implementation of a policy providing that the Chairman of the Board of Directors of Cedar Fair Management Inc. (the “General Partner”) be an independent director who has not previously served as an officer of the General Partner or its affiliates (“Proposal 1”), we are asking you to vote AGAINST such proposal.

•

Proposal 2: With respect to Q Investment’s proposal to amend the Partnership Agreement to require the General Partner to make dividend distribution a higher priority than debt repayment and to take every action possible, including seeking necessary amendments to loan agreements, indentures and other documentation, to implement such distribution with the goal of returning to close to historical distribution levels based upon earnings (“Proposal 2”, together with Proposal 1, the “Q Investments Proposals”), we are asking you to vote AGAINST such proposal.

Q: If I have already delivered a green proxy to Q Investments voting for either of the Q Investments Proposals, is it too late for me to change my vote?

A: No. Until the vote is taken at the Special Meeting, any proxy you may have delivered may be revoked. You have the right to revoke your green proxy by voting AGAINST each of the Q Investments Proposals by telephone, by Internet or by signing, dating and returning the WHITE proxy card. Even if you have delivered a green proxy card but do not revoke your proxy prior to the deadline, you may still attend the Special Meeting and vote your units in opposition to each of the Q Investments Proposals.

Q: What is the effect of submitting my proxy using the WHITE proxy card?

A: The delivery of the WHITE proxy card will have the effect of revoking any earlier dated proxy that you may have delivered to Q Investments. By marking the “AGAINST” boxes on the enclosed WHITE proxy card and signing, dating and mailing the card in the postage-paid envelope provided, you will be voting AGAINST the Q Investments Proposals. You can also vote against the Q Investments Proposals by telephone or through the Internet.

Q: What is your Board’s position with respect to the Q Investments Proposals?

A: The Board believes that each of the Q Investments Proposals are not in the best interests of the Company’s unitholders. The Board’s reasons and recommendations are set forth in these proxy materials.

Q: What does your Board of Directors recommend?

A: Your Board of Directors strongly believes that the Q Investments Proposals are not in the best interests of all of the unitholders. As a result, your Board of Directors unanimously recommends that you vote AGAINST each of the Q Investments Proposals.

Q: What should I do to vote my units?

A: If you are a unitholder of record, you may vote your units in person at the Special Meeting, vote by proxy using the enclosed WHITE proxy card, vote by proxy by telephone or vote by proxy through the Internet. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Special Meeting and vote using the ballot provided at the Special Meeting.

•

To vote by telephone, or by Internet please use the easy-to-follow instructions on your WHITE proxy card. We provide Internet proxy voting to allow you to vote your units online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•	To vote using the enclosed WHITE proxy card, simply mark the enclosed WHITE proxy card. Then, sign, date and return the enclosed WHITE proxy card today in the envelope provided. It is important that you date the WHITE proxy card when you sign it. If you return your signed WHITE proxy card to us before the Special Meeting, we will vote your units as you direct. If you do not specify how you wish to vote on any of the proposals, your units will be voted “AGAINST” each of the Q Investments Proposals. The Board recommends that you vote “AGAINST” each of the Q Investments Proposals.

Beneficial Owner: Units Registered in the Name of Broker or Bank

If you are a beneficial owner of units registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply sign, date and return the WHITE proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Q: Who is entitled to vote at the Special Meeting?

A: The Board has set December 9, 2010 as the Record Date for the determination of unitholders who are entitled to notice of and to attend and to vote at the Special Meeting. Only the unitholders of record of the Company as of the close of business on the Record Date are entitled to notice of and to attend and to vote at the Special Meeting. The Company will be soliciting proxies from unitholders of record as of the close of business on the Record Date and only such unitholders may execute, withhold or revoke proxies with respect to the matters to be voted upon at the Special Meeting. On the Record Date, there were [•] units outstanding and entitled to vote at the Special Meeting.

Q: How many votes do I have?

A: On each matter to be voted upon, you have one vote for each unit you own as of the Record Date.

Q: What if I return a proxy card or otherwise vote but do not make specific choices?

A: If you return your signed WHITE proxy card or otherwise vote by returning a WHITE proxy card without marking voting selections, your units will be voted “AGAINST” each of the Q Investments Proposals.

Q: What if any matter beyond those in Q Investment’s proxy is properly brought before the Special Meeting?

A: The Board knows of no other matters that will be presented for consideration at the Special Meeting. If you return the WHITE proxy card you will confer discretionary authority to the Company’s designees on all other matters that may properly come before the Special Meeting for a vote and that were unknown to the Company a reasonable time before the solicitation.

Q: Who is paying for this proxy solicitation?

A: The Company will pay for the cost of this proxy solicitation by the Company. In addition to these proxy materials, the Board of Directors, employees of the General Partner and Morrow & Co., LLC (“Morrow”) may also solicit proxies in person or by telephone. The Board of Directors and employees of the General Partner will not be paid any additional compensation for soliciting proxies, but Morrow will be paid approximately $150,000 plus out-of-pocket expenses if it solicits proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. The Company will not pay or reimburse the costs incurred by Q Investments in its solicitation of proxies for use at the Special Meeting.

Q: What are “broker non-votes”?

A: Broker non-votes occur when a beneficial owner of units held in “street name” does not give instructions to the broker or nominee holding the units as to how to vote on matters deemed “non-routine.” Generally, if units are held in street name, the beneficial owner of the units is entitled to give voting instructions to the broker or nominee holding the units. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the units with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. None of the items on the agenda at the Special Meeting are considered “routine” under the rules and interpretations of the New York Stock Exchange.

Q: What is the quorum requirement?

A: A quorum of unitholders is necessary to hold a valid meeting. A quorum will be present if unitholders holding at least a majority of all of the Company’s outstanding units entitled to vote are present at the Special Meeting in person or represented by proxy. On the Record Date, there were [•] units outstanding and entitled to vote at the Special Meeting. Thus, the holders of [•] units must be present in person or represented by proxy at the Special Meeting to have a quorum. Your units will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. In case a quorum is not present, the vote of the holders of a majority of the units present at the Special Meeting in person or represented by proxy may adjourn the Special Meeting (without notice other than an announcement at the time of the adjournment of the date, time and place of the adjourned meeting) to another date, but no other business may be transacted at the Special Meeting.

Q: How many votes are needed to approve each proposal?

A: To be approved:

•

Proposal 1 must receive “FOR” votes, either in person or by proxy at the Special Meeting, from the holders of a majority of all of the Company’s outstanding units entitled to vote. If you do not vote or “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.

•

Proposal 2 must receive “FOR” votes, either in person or by proxy at the Special Meeting, from the holders of a majority of all of the Company’s outstanding units entitled to vote. If you do not vote or “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.

REGARDLESS OF WHETHER EACH OF THE Q INVESTMENTS PROPOSALS ARE APPROVED BY THE REQUISITE UNITHOLDER VOTE AT THE SPECIAL MEETING, THE APPROVAL OF THE GENERAL PARTNER IS ALSO REQUIRED TO APPROVE EACH OF THE Q INVESTMENTS PROPOSALS.

Q: How can I find out the results of the voting at the Special Meeting?

A: The Company will retain an independent inspector of election in connection with the Special Meeting. The Company intends to notify unitholders of the final voting results as soon as they are available from the inspector by issuing a press release.

Q: Whom should I call if I have questions about the solicitation?

A: Unitholders should call:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Please call: (203) 658-9400 or

Call toll free at: (800) 206-5879

PARTICIPANTS IN THE PROXY SOLICITATION

The Company has sent you this proxy and will pay the cost of soliciting the proxies from unitholders on behalf of the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners of the units, and the Company, upon request, will reimburse the brokerage houses and custodians for their reasonable expenses in so doing on the Company’s behalf. The Company has retained Morrow & Co., LLC to aid in the solicitation of proxies and to verify certain records related to the solicitation. Morrow & Co., LLC will receive a fee of $150,000 as compensation for its services plus reimbursement for its related out-of-pocket expenses. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone or facsimile. These persons will not be paid additional remuneration for their efforts. The Company will not pay or reimburse the costs incurred by Q Investments in its solicitation of proxies for use at the Special Meeting.

PROPOSAL ONE.

Q Investments has made the following proposal to be voted upon at the Special Meeting (“Proposal 1”):

To amend the Company’s Fifth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) to require the implementation of a policy providing that the Chairman of the Board of Directors of the General Partner be an independent director who has not previously served as an officer of the General Partner or its affiliates.

Statement of the Board of Directors Opposing Proposal 1

The Board of Directors recommends that unitholders vote AGAINST Proposal 1.

In light of the importance of leadership to the Company’s success, the Board, on an ongoing basis, actively assesses, evaluates and monitors the corporate governance practices of the Company. The Board believes that it should have flexibility in determining who is the most capable of filling the roles of Chairman or CEO or other senior management positions based on all relevant factors, including, among other things, the experience and ability of the candidates, the views of our unitholders and the business climate in which the Company is operating.

At this time, the Board has determined that the most effective leadership structure for our Company is for Mr. Kinzel to continue to serve as both Chairman and CEO through the term of Mr. Kinzel’s current employment agreement, which expires on January 2, 2012. However, following the expiration of Mr. Kinzel’s employment contract, the Board expects that the roles of Chairman and CEO will be separate. Although the Board expects the roles of Chairman and CEO to be separate following the expiration of Mr. Kinzel’s employment contract in early 2012, adopting such a requirement as an amendment to the Partnership Agreement is unnecessarily restrictive. If approved, the proposal would require that the Company take action to remove Mr. Kinzel as the Chairman of the Board which would be inconsistent with the Company’s contract with Mr. Kinzel. Further, it would prevent the Company from even considering an executive who had previously served as an officer of the General Partner or its affiliates as a candidate for Chairman of the Board, even if such executive would be the best person for the position. The Board believes it is in the best interests of unitholders that it should have flexibility as it proceeds with its succession planning process, which is expected to be completed by the end of the second quarter of 2011, to ensure that the Company’s management team consists of the most experienced and capable leaders available to help the Company achieve further growth and success. On an ongoing basis, the Board will ensure that the most qualified individuals will fill the roles of Chairman, CEO and other senior management positions.

The Board recommends a vote AGAINST Proposal 1.

PROPOSAL TWO.

Q Investments has made the following proposal to be voted upon at the Special Meeting (“Proposal 2”):

To amend the Company’s Fifth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) to require the General Partner to make dividend distribution a higher priority than debt repayment and to take every action possible, including seeking necessary amendments to loan agreements, indentures and other documentation, to implement such distribution with the goal of returning to close to historical distribution levels based upon earnings.

Statement of the Board of Directors Opposing Proposal 2

The Board of Directors recommends that unitholders vote AGAINST Proposal 2.

The Board continually strives to balance the Company’s liquidity needs with the desire to return capital to unitholders and actively reviews how we deploy our available cash, including the amount of distributions to unitholders. The Board believes that in making such decisions, the Board should have flexibility in determining the terms of the indebtedness and the declaration and payment of distributions based on all relevant factors, including, among other things, the views of our unitholders, the liquidity of the Company, the ability of the Company to generate future earnings and cash flow and the business climate in which the Company is operating and the terms available in the marketplace for financing when the Company requires capital. Therefore, the Board does not believe that it is prudent to limit its flexibility with a set policy that puts a short term-only focus on return on capital.

During the first half of 2010, the Board determined, in consultation with the Company’s independent financial advisor and input received from our unitholders, that a full refinancing of our debt was in the best long-term interests of the Company and its unitholders. In consideration of the near-term maturity schedule of the Company’s secured debt, the recent significant volatility in the credit markets and the then current debt market terms (which were advantageous as compared to the debt market terms that were available in recent history) the Board determined that the refinancing should be one of the Company’s near-term strategic objectives. It would allow the Company greater certainty within its capital structure, provide for a responsible, sustainable and growing distribution to our unitholders and significantly enhance the financial flexibility and stability needed to pursue our strategy.

Following an earlier unsuccessful attempt, the Company was able in July 2010 to refinance the Company’s debt to obtain an appropriate capital structure on acceptable terms, including the ability to pay a distribution to unitholders now and in the future. In the then volatile market, it was not at all clear that waiting longer would have produced better terms for the Company and the unitholders. The refinancing furthered the Company’s strategic objective by establishing a permanent and stable financial profile, allowing for strategic growth initiatives and enhanced operational focus and providing the revolving debt capacity that is required for the operational needs of a seasonal business. The refinancing also allowed for an immediate distribution basket and the flexibility for larger distributions in the near to medium term.

The Company believes that maintaining a prudent fiscal policy is critical to long-term investor value creation, as well as its ability to deliver consistent, steadily increasing growth going forward while returning an attractive income stream to its unitholders through a sustainable distribution policy. The Company believes that its strategy of deleveraging, as compared to a near-term increase in distributions, accomplishes these goals, as well as reduces financial risk, which is particularly important in a highly seasonal consumer discretionary business and enhances equity value, which benefits all unitholders. The Board continues to be committed to this strategy and to the long term health of the Company, including a strong balance sheet, reduced debt and a sustainable, growing distribution.

Accordingly, after careful consideration, our Board has concluded that the adoption of a policy mandating an immediate increase to distributions at the expense of the long-term interests of the Company and the unitholders would be imprudent and not in the best interests of unitholders.

The Board recommends a vote AGAINST Proposal 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of the Company’s units beneficially owned by each of the Company’s directors, named executive officers, all current directors and executive officers as a group, and by each person known by the Company to own 5% or more of its units as of November 30, 2010.

Directors and Executive Officers

	Amount and Nature of Beneficial Ownership
	Beneficial Ownership		Investment Power		Voting Power		Percentage of Units (1)
Name of Beneficial Owner			Sole	Shared	Sole	Shared

Richard L. Kinzel (Chairman and Chief Executive Officer)	1,602,110	(2)	1,554,952	47,158	1,554,952	47,158	2.9%
Peter J. Crage (Executive Vice President and Chief Financial Officer)	12,158		12,158	-	12,158	-	*
H. Philip Bender (Executive Vice President)	48,538	(3)	48,538	-	48,538	-	*
Richard A. Zimmerman (Executive Vice President)	10,000		10,000	-	10,000	-	*
Robert Decker (Corporate Vice President of Planning & Design)	19,539	(4)	19,539	-	19,539	-	*
Darrel D. Anderson (Director)	19,890		19,890	-	19,890	-	*
Richard S. Ferreira (Director)	26,099	(5)	22,004	4,095	22,004	4,095	*
Michael D. Kwiatkowski (Director)	3,790		3,790	-	3,790	-	*
David L. Paradeau (Director)	7,838	(6)	7,838	-	7,838	-	*
Steven H. Tishman (Director)	41,396		41,396	-	41,396	-	*
C. Thomas Harvie (Director)	9,862		9,862	-	9,862	-	*
Eric L. Affeldt (Director)	10,000		10,000	-	10,000	-	*
John M. Scott, III (Director)	5,000		5,000	-	5,000	-	*
All Directors and executive officers as a group (13 individuals) (7)	1,816,220		1,764,967	51,253	1,764,967	51,253	3.3%

*	Less than one percent of outstanding units.

(1)	Each beneficial owner’s ownership percentage has been calculated assuming full exercise of outstanding options to purchase units, if any, exercisable by such owner within 60 days after

November 30, 2010, but no exercise of outstanding options covering units held by any other person. The ownership percentage of the Directors and executive officers as a group has been calculated assuming full exercise of outstanding options that the Directors and executive officers as a group have the right to exercise within 60 days after November 30, 2010, but no exercise of outstanding options covering units held by anyone outside that group.

(2)

Consists of 1,602,110 units as to which Mr. Kinzel has sole voting and investment power (which includes 1,314,952 units beneficially owned as of November 30, 2010 and 240,000 units that Mr. Kinzel has the right to acquire within 60 days of November 30, 2010 through the exercise of options); and 47,158 units for which he has shared voting and investment power.

(3)

Consists of 27,538 units beneficially owned by Mr. Bender as of November 30, 2010 and 21,000 units that he has the right to acquire within 60 days after November 30, 2010 through the exercise of options, as to all of which Mr. Bender has sole voting and investment power.

(4)

Consists of 8,539 units beneficially owned by Mr. Decker as of November 30, 2010 and 11,000 units that he has the right to acquire within 60 days after November 30, 2010 through the exercise of options, as to all of which Mr. Decker has sole voting and investment power.

(5)

Consists of 22,004 units as to which Mr. Ferreira has sole voting and investment power (including 21,604 units beneficially owned as of November 30, 2010 and 400 units that he has the right to acquire within 60 days after November 30, 2010 through the exercise of options); and 4,095 units for which he has shared voting and investment power.

(6)

Consists of 7,438 units beneficially owned by Mr. Paradeau as of November 30, 2010 and 400 units that he has the right to acquire within 60 days after November 30, 2010 through the exercise of options, as to all of which Mr. Paradeau has sole voting and investment power.

(7)

The unit amounts listed include a total of 272,800 units of limited partner interest which all current directors and executive officers as a group have vested options to acquire within 60 days from November 30, 2010.

5% or Greater Unitholders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Units

Q Funding III, L.P. 301 Commerce Street, Suite 3200 Fort Worth, TX 76102	10,021,418	(1)	18.1	%(1)

Neuberger Berman LLC 605 Third Avenue New York, NY 10158	7,179,490	(2)	13.0	%(2)

(1)

Based upon a Schedule 13D/A filing on October 14, 2010 by Q Funding III, L.P (“Q Funding”) and Q4 Funding, L.P. (“Q4”). On this Schedule 13D/A, Q Funding reported sole voting power over 3,683,325 units and Q4 reported sole voting power over 2,687,276 units. In addition, 3,650,817 units are held directly and indirectly through entities and trusts for the benefit of Mr. Geoffrey Raynor.

(2)

Based upon a Schedule 13F filing by Neuberger Berman LLC (“NB”) on November 12, 2010. On this Schedule 13F, NB reported sole voting power over 6,037,913 units, and beneficial ownership over 7,179,490 units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Richard L. Kinzel is currently Chairman and Chief Executive Officer of the Company. Proposal 1, if approved by the requisite vote of unitholders and by the General Partner, would require the Company to take action to remove Mr. Kinzel from the Chairman role, which could potentially have an effect on the terms of his employment agreement.

UNITHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Any unitholder who intends to present a proposal at the 2011 annual meeting and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that meeting must deliver the proposal to the Company at its principal executive offices not later than December 31, 2010. Any unitholder who intends to present a proposal at the 2011 annual meeting other than for inclusion in the Company’s proxy statement and form of proxy must deliver the proposal to the Company at its executive offices not later than March 16, 2011 or such proposal will be untimely. If a unitholder fails to submit the proposal by March 16, 2011, the Company reserves the right to exercise discretionary voting authority.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this report that are not historical in nature are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements as to our expectations, beliefs and strategies regarding the future. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, including those listed under Item 1A in the Company’s Form 10-K, could adversely affect our future financial performance and cause actual results to differ materially from our expectations.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement may have been sent to multiple unitholders in your household. The Company will promptly deliver a separate copy of the document to you if you write or call the Company at the following address or phone number: Cedar Fair, L.P., One Cedar Point Drive, Sandusky, Ohio 44870, telephone (419) 627-2233, Attention: Investor Relations. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov . You also may obtain free copies of the documents the Company files with the SEC by going to the “Investor Relations” section of our website at http://www.cedarfair.com/ir/financial/SEC. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Electronic copies of the proxy material are available on the Company’s website at http://www.cedarfair.com/ir/proxy or from the SEC through the SEC’s website at the address provided above. Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to our proxy solicitor,

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Please call: (203) 658-9400 or

Call toll free at: (800) 206-5879

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR UNITS AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO UNITHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

PRELIMINARY COPY SUBJECT TO COMPLETION, DATED DECEMBER 1, 2010	PROXY VOTING INSTRUCTIONS

INTERNET - Access [—] and follow the on-screen instructions. Have your proxy card available when you access the web page. -or-
CEDAR FAIR, L.P. ONE CEDAR POINT DRIVE SANDUSKY, OH 44870	TELEPHONE - Call toll-free [—] from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-or-
MAIL - Date, sign and mail your WHITE proxy card in the postage-paid envelope provided as soon as possible.
You may enter your voting instructions at [—] or [—] up until 11:59 PM Eastern Standard Time the day before the special meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.        DETACH AND RETURN THIS PORTION ONLY

CEDAR FAIR, L.P.

The Board of Directors recommends a vote AGAINST Proposals 1 and 2.	For	Against	Abstain

1.    To consider and vote upon a proposal from Q Funding III, L.P. and Q4 Funding, L.P. (together with Geoffrey Raynor, “Q Investments”) to amend Cedar Fair, L.P.’s Fifth Amended and Restated Agreement of Limited Partnership (“Partnership Agreement”) to require the implementation of a policy providing that the Chairman of the Board of Directors of Cedar Fair Management, Inc. (the “General Partner”) be an independent director who has not previously served as an officer of the General Partner or its affiliates.

	☐	☐	☐

2.    To consider and vote upon a proposal from Q Investments to amend the Partnership Agreement to require the General Partner to make dividend distribution a higher priority than debt repayment and to take every action possible, including seeking necessary amendments to loan agreements, indentures and other documentation, to implement such distribution with the goal of returning to close to historical distribution levels based upon earnings.

	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted AGAINST proposals 1 and 2. This proxy will confer discretionary authority on all other matters that may properly come before the Special Meeting for a vote and that were unknown to the Company a reasonable time before the solicitation.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN THE BOX]	Date	Signature (Joint Owners)	Date

CEDAR FAIR, L.P.

[—], 2010

Dear Cedar Fair, L.P. Unitholder:

It is my pleasure to invite you to a special meeting of limited partner unitholders of Cedar Fair, L.P., a Delaware limited partnership, which will be held on [—] at [—] a.m. (Eastern Standard Time) at [—]. The attached materials contain details regarding the business to be conducted at the special meeting.

Whether or not you plan to attend the special meeting, your vote is important and we encourage you to vote promptly. You may vote your units via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained in the proxy materials and proxy card.

We look forward to seeing you at the special meeting.

Sincerely,

RICHARD L. KINZEL
Chairman, President and Chief Executive Officer

THE SPECIAL MEETING PROXY STATEMENT IS AVAILABLE AT WWW.CEDARFAIR.COM/IR/PROXY.

CEDAR FAIR, L.P.

PROXY

SPECIAL MEETING OF LIMITED PARTNERS, [—], 2010

This Proxy is Solicited on Behalf of the Board of Directors of Cedar Fair, L.P.’s

General Partner, Cedar Fair Management, Inc.

The undersigned unitholder of Cedar Fair, L.P., a Delaware limited partnership, hereby acknowledges receipt of the proxy statement dated [—], 2010, and hereby appoints Richard L. Kinzel and Peter J. Crage and each of them jointly and severally, Proxies and attorneys-in-fact, with full power of substitution, to vote as designated on the reverse side, and with discretionary authority on all other matters that may properly come before the meeting for a vote and that were unknown to the Company a reasonable time before the solicitation, as more fully described in the proxy statement received by the undersigned unitholder, all of the units of Cedar Fair, L.P. held of record by the undersigned on December 9, 2010, at the special meeting of limited partners to be held on [—], 2010, or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER RECOMMENDS A VOTE “AGAINST” PROPOSALS 1 AND 2. THE LIMITED PARTNERSHIP UNITS REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “AGAINST” PROPOSALS 1 AND 2.

(Continued and to be signed on the reverse side)